FIRST AMENDMENT

to

ADMINISTRATION AGREEMENT

THIS AMENDMENT made effective as of the 15th day of November, 2007 amends that certain administration agreement, dated as of July 1, 2006 between the trusts listed on Schedule A (each, a “Trust” and together the “Trusts”) including the funds listed under each Trust (each, a “Fund” and together the “Funds”) and Phoenix Equity Planning Corporation, a Connecticut Corporation (the “Administration Agreement”) as herein below provided.

W I T N E S S E T H :

WHEREAS, the Trusts and the Funds hereby amend paragraph 2. of the Administration Agreement.

NOW, THEREFORE, in consideration of the foregoing premise, paragraph 2. to the Administration Agreement is hereby replaced with paragraph 2. set forth below and made a part hereof. Except as herein provided, the Administration Agreement shall be and remain unmodified and in full force and effect.

2. Duties of the Administrator.

(a) The Administrator shall perform or arrange for the performance of the following administrative and clerical services: (i) maintain and preserve the books and records, including financial and corporate records, of each Trust as required by law or otherwise for the proper operation of each Trust; (ii) prepare and, subject to approval by each Trust, file registration statements, notices, reports, tax returns and other documents required by U.S. Federal, state and other applicable laws and regulations (other than state “blue sky” laws), including proxy materials and periodic reports to Fund shareholders, oversee the preparation and filing of registration statements, notices, reports and other documents required by state “blue sky” laws, and oversee the monitoring of sales of shares of the Funds for compliance with state securities laws; (iii) calculate and publish the net asset value of each Fund’s shares; (iv) calculate dividends and distributions and performance data, and prepare other financial information regarding each Trust; (v) oversee and assist in the coordination of, and, as the Board may reasonably request or deem appropriate, make reports and recommendations to the Board on, the performance of administrative and professional services rendered to the Funds by others including, but not limited to, the custodian, registrar, transfer agent and dividend disbursing agent, shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable; (vi) furnish corporate secretarial services to each Trust, including, without limitation, preparation of materials necessary in connection with meetings of each Trust’s Board of Trustees, including minutes, notices of meetings, agendas and other Board materials; (vii) provide each Trust with the services of an adequate number of persons competent to perform the administrative and clerical functions described herein; (viii) provide each Trust with administrative office and data processing facilities; (ix) arrange for payment of each Fund’s expenses; (x) provide routine accounting services to the Funds, and consult with each Trust’s officers, independent accountants, legal counsel, custodian, accounting agent and transfer and dividend disbursing agent in establishing the accounting policies of each Trust; (xi) prepare such financial information and reports as may be required by any banks from which each Trust borrows funds; (xii) develop and implement procedures to monitor each Fund’s compliance with legal and regulatory requirements and with each Fund’s investment policies and restrictions as set forth in each Fund’s currently effective Prospectus and Statement of Additional Information filed under the Securities Act of 1933, as amended; (xiii) arrange for the services of persons who may be appointed as officers of each Trust, including the President, Vice Presidents, Treasurer, Secretary and one or more assistant officers; (xiv) prepare and file appropriate class action securities litigation claims on behalf of the Funds; and (xv) provide such assistance to the investment adviser, the custodian, other Trust service providers and the Fund counsel and auditors as generally may be required to carry on properly the business and operations of each Trust. Each Trust agrees to cause the portfolio management agent to deliver to the Administrator, on a timely basis, such information as may be necessary or appropriate for the Administrator’s performance of its duties and responsibilities hereunder, including but not limited to, shareholder reports, records of transactions, valuations of investments (which may be based on information provided by a pricing service) and records of expenses borne by each Fund, and the Administrator shall be entitled to rely on the accuracy and completeness of such information in performing its duties hereunder. Notwithstanding anything to the contrary herein contained, each Trust, and not the Administrator, shall be responsible for and bear the costs of other service providers such as the custodian, transfer agent, dividend disbursing agent, shareholder servicing agents, legal counsel, independent auditors, underwriters, brokers and dealers, corporate fiduciaries, insurers, printers, banks and such other persons as may be necessary for the proper operation of the Funds.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers.

PHOENIX ADVISER TRUST

PHOENIX ASSET TRUST

PHOENIX EQUITY SERIES FUND

PHOENIX EQUITY TRUST

PHOENIX INSIGHT FUNDS TRUST

PHOENIX INSTITUTIONAL MUTUAL FUNDS

PHOENIX INVESTMENT SERIES FUND

PHOENIX INVESTMENT TRUST 06

PHOENIX INVESTMENT TRUST 97

PHOENIX OPPORTUNITIES TRUST

PHOENIX SERIES FUND

PHOENIX STRATEGIC EQUITY SERIES FUND

By:	/s/ George R. Aylward
Name:	George R. Aylward
Title:	President

PHOENIX EQUITY PLANNING CORPORATION

By:	/s/ John H. Beers
Name:	John H. Beers
Title:	Vice President and Secretary